500 Linden Oaks
Rochester, New York 14625

FOR IMMEDIATE RELEASE

CONTACT:
Tracy Bagatelle-Black	Tim Ryan
Bagatelle-Black Public Relations	Trout Group Investor Relations
661/263-1842	646/378-2924
tracy@bagatelleblack.com	tryan@troutgroup.com

VIRTUALSCOPICS REPORTS SECOND QUARTER 2007 RESULTS
First half 2007 revenues increased 23% over first half 2006

ROCHESTER, NY – August 8, 2007 – VirtualScopics, Inc. (VSCP), a leading developer of image-based biomarker solutions, today announced that sales for the first half of 2007 rose to over $2.8 million, a 23% increase over the prior year’s comparable period. Revenues for the quarter ended June 30, 2007 were $1.5 million, a 22% increase over the second quarter ended June 30, 2006.

Gross margin on the company’s clinical trial business (excluding projects related to the Department of Defense that commenced in 2007) was 39% for the first half 2007 compared to 42% in 2006. Net loss for the second quarter of 2007 was $1,023,152 compared to a loss of $1,238,608 in the quarter ended June 30, 2006. The loss per share was $0.04 for the quarter ended June 30, 2007 compared to $0.06 in the comparable quarter of 2006.

“As this is the mid-point of our year, we are very pleased with our progress across virtually every area of the company,” said Jeff Markin, president and CEO of VirtualScopics. “So far in 2007, we have signed a record amount of new contacts, hired 10 employees, moved to significantly larger office space to accommodate our growth and seen a considerable increase in our sales pipeline.”

The company will hold a conference call on Thursday, August 9, 2007 at 4 p.m. EDT to discuss these results. Interested participants should call 877-407-0778 when calling within the United States or 201-689-8565 when calling internationally. There will be a playback available until September 9, 2007. To listen to the playback, please call 877-660-6853 when calling within the United States or 201-612-7415 when calling internationally. For the replay, please use account number: 286, conference ID number: 251337.

This call is being Web cast by Vcall and can be accessed at www.virtualscopics.com. The Web cast will be available for 30 days after the call.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a provider of advanced medical image analysis services.  The company evolved from research first carried out at the University of Rochester Medical Center and School of Engineering.  VirtualScopics has created a suite of image analysis tools used in detecting and analyzing specific structures in volumetric medical images, as well as characterizing minute changes in structures over time, providing vital information to support clinical trials and diagnostic applications.  The firm’s proprietary software algorithms can assemble hundreds of separate medical images taken during an MRI session into a single, three-dimensional model, bringing a new and previously unobtainable source of data to clinical researchers.  For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings in 2007 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: risks related to the dependence on our largest customers until we can further diversify our customer base; risks of contract performance; and risks of contract termination. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

VirtualScopics, Inc.
Condensed Consolidated Balance Sheet (unaudited)

		June 30, 2007
Assets		
Current assets		
Cash and cash equivalents	$	2,255,974
Accounts receivable		813,629
Prepaid expenses and other assets		277,144
Total current assets		3,346,747
Patents, net		1,966,131
Property and equipment, net		600,521
Other assets		342,082
Total assets	$	6,255,481
Liabilities and Stockholders' Equity		
Current liabilities		
Notes payable, current portion	$	40,797
Accounts payable and accrued expenses		532,407
Accrued payroll		506,075
Unearned revenue		528,234
Total current liabilities		1,607,513
Commitments and Contingencies		-
Stockholders' Equity		
Preferred stock, $0.001 par value; 15,000,000 shares authorized; 8,400 shares designated Series A; 4,226 issued and outstanding; liquidation preference $1,000 per share		4
Common Stock, $0.001 par value; 85,000,000 shares authorized; 23,036,021 shares issued and outstanding		23,036
Additional paid-in capital		11,133,745
Accumulated deficit		(6,508,817)
Total stockholders' equity		4,647,968
Total liabilities and stockholders' equity	$	6,255,481